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Metris Receivables, Inc.                          Metris Master Trust                                               Monthly Report
Securityholders' Statement                           Series 1999-2                                                        May-2002
Section 5.2                                                                 Class A               Class B                    Total
(i)  Security Amount .................................................. 500,000,000.00         49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................           0.00                    --                  0.00
(iii)  Security Interest Distributed ..................................   1,016,111.11                    --          1,016,111.11
(iv)  Principal Collections ...........................................  23,899,839.60          2,363,720.43         26,263,560.03
(v)  Finance Charge Collections .......................................  10,486,323.87          1,037,108.98         11,523,432.85
       Recoveries .....................................................     444,217.94             43,933.64            488,151.58
       Principal Funding Account Investment Earnings ..................           0.00                  0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........           0.00                  0.00                  0.00
         Total Finance Charge Collections .............................  10,930,541.81          1,081,042.62         12,011,584.43
Total Collections .....................................................  34,830,381.41          3,444,763.05         38,275,144.46
             (vi) Aggregate Amount of Principal Receivables ...........             --                    --      9,458,563,672.83
       Invested Amount (End of Month) ................................. 500,000,000.00         49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................      5.2862149%            0.5228125%            5.8090273%
       Fixed/Floating Allocation Percentage ...........................      5.2862149%            0.5228125%            5.8090273%
       Invested Amount (Beginning of Month) ........................... 500,000,000.00         49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................             --                    --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........             --                    --                    --
       Current ........................................................             --                 84.21%     8,401,064,535.52
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....             --                  5.63%       561,179,934.30
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....             --                  2.96%       295,575,699.16
       90 Days and Over (60+ Days Contractually Delinquent) ...........             --                  7.20%       718,282,343.66
Total Receivables .....................................................             --                100.00%     9,976,102,512.64
                (viii) Aggregate Investor Default Amount ..............             --                    --          7,379,958.07
         As a % of Average Daily Invested Amount ......................             --                    --                    --
        (Annualized based on 365 days/year) ...........................             --                    --                 15.81%
(ix)  Charge-Offs .....................................................           0.00                  0.00                  0.00%
(x)  Servicing Fee ....................................................             --                    --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................             --                    --                  0.00
(xii)  Excess Funding Account Balance .................................             --                    --                  0.00
(xiii)  New Accounts Added ............................................             --                    --               105,233
(xiv)  Average Gross Portfolio Yield ..................................             --                    --                 25.74%
         Average Net Portfolio Yield ..................................             --                    --                  9.93%
(xv)  Minimum Base Rate ...............................................             --                    --                  4.36%
        Excess Spread .................................................             --                    --                  5.57%
(xvi)  Principal Funding Account Balance ..............................             --                    --                  0.00
(xvii)  Accumulation Shortfall ........................................             --                    --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period             --                    --             July 2005
        Accumulation Period Length ....................................             --                    --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........             --                    --                  0.00
        Required Reserve Account Amount ...............................             --                    --                  0.00
        Available Reserve Account Amount ..............................             --                    --                  0.00
        Covered Amount ................................................             --                    --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................             --                    --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................             --                    --                  0.00
(xxi)  Policy Claim Amount ............................................             --                    --                  0.00
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